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                                                                  Exhibit (a)(6)


            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYER. -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.
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FOR THIS TYPE OF ACCOUNT:          GIVE THE SOCIAL SECURITY
                                   NUMBER OF --
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 1. An individual's                 The individual
account

 2. Two or more                     The actual owner
    individuals                     of the account or,
   (joint account)                  if combined funds,
                                    any one of the
                                    individuals(1)

 3. Husband and wife                The actual owner
    (joint account)                 of the account or,
                                    if joint funds,
                                    either person(1)

 4. Custodian account of            The minor(2)
    a minor (Uniform
    Gift to Minors Act)

 5. Adult and minor                 The adult or, if
    (joint account)                 the minor is the
                                    only contributor,
                                    the minor(1)

 6. Account in the name             The ward, minor,
    of guardian or                  or incompetent
    committee for a                 person(3)
    designated ward,
    minor, or
    incompetent person

 7. a. The usual                    The
       revocable savings            grantor-trustee(1)
       trust account
       (grantor is also
       trustee)

   b. So-called trust               The actual owner(1)
      account that is
      not a legal or
      valid trust under
      State law

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 FOR THIS TYPE OF                  GIVE THE EMPLOYER
 ACCOUNT:                          IDENTIFICATION
                                   NUMBER OF --

  8. Sole                          The Owner(4)
     proprietorship
     account

  9. A valid                       Legal entity (Do not
     trust,                        furnish the identifying
     estate, or                    number of the personal
     pension                       representative or
     trust                         trustee unless the legal
                                   entity itself is not
                                   designated in the
                                   account title)(5)

 10. Corporate                     The corporation
     account

 11. Religious,                    The organization
     charitable,
     or
     educational
     organization
     account

 12. Partnership                   The partnership
     account held
     in the name
     of the
     business

 13. Association,                  The organization
     club, or
     other
     tax-exempt
     organization

 14. A broker or                   The broker or nominee
     registered
     nominee

 15. Account with                  The public entity
     the
     Department
     of
     Agriculture
     in the name
     of a public
     entity (such
     as a State
     or local
     government,
     school
     district or
     prison) that
     receives
     agricultural
     program
     payments
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(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner.

(5) List first and circle the name of the valid trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:
-   A corporation.
-   A financial institution.
- An organization exempt from tax under section 501(a), or an individual retirement plan.
-   The United States or any agency or instrumentality thereof.
- A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
-   An international organization or any agency, or instrumentality thereof.
- A registered dealer in securities or commodities in the U.S. or a possession of the U.S.
-   A real estate investment trust.
-   A common trust fund operated by a bank under section 584(a).
-   An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
-   An entity registered at all times under the Investment Company Act of 1940.
-   A foreign central bank of issue.

  Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
-   Payments to nonresident aliens subject to withholding under section 1441.
- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
- Payments of patronage dividends where the amount received is not paid in money.
-   Payments made by certain foreign organizations.
-   Payments made to a nominee.

  Payments of interest not generally subject to backup withholding include the following:
-   Payments of interest on obligations issued by individuals.
    Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
- Payments of tax-exempt interest (including exempt interest dividends under section 852).
-   Payments described in section 6049(b)(5) to nonresident aliens.
-   Payments on tax-free covenant bonds under section 1451.
-   Payments made by certain foreign organizations.
-   Payments made to a nominee.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. File this form with the payer, furnish your taxpayer identification number, write "exempt" on the face of the form, and return it to the payer, if the payments are interest, dividends, or patronage dividends, also sign and date the form.

  Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning with January 1, 1984, payers must generally withhold 20% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS.--If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under payment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                  FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                   CONSULTANT OR THE INTERNAL REVENUE SERVICE